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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Coinmach Laundry Corporation for the registration of 287,500 shares of its common stock and to the incorporation by reference therein of our report dated March 3, 1997, with respect to the combined financial statements of Kwik Wash Laundries, Inc. and KWL, Inc., included in the Company's Amendment No. 3 on Form 8-K/A to its Current Report on Form 8-K dated January 8, 1997, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Dallas, Texas
December 12, 1997